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                                                                    Exhibit 99.2



                                DIRECTION FORM


NAME:                                                          _________________
ALLOCATED SHARES TO VOTE:                                      ___________SHARES
(1998 SHARES ARE ESTIMATED AND INCLUDED)


     NOTICE IS HEREBY GIVEN to all C.D. Smith ESOP shareholder participates as of ________________. The special meeting of shareholders of C.D. Smith Healthcare, Inc. will be held _______ at ________ at ___________________________
____________________________________________________ and thereafter as it may from time to time be adjourned, for the purposes set forth below.

     You have the right to vote your C.D. Smith Healthcare, Inc. allocated shares in order to direct George K. Baum Trust Company (the "Plan Trustee") how to vote the block of C.D. Smith shares. If you wish to change the instructions on this direction form, please contact the Plan Trustee. Prior to and at the special meeting, our accounting firm Ernst and Young will be counting the ballots.

     Please complete, date, sign and return this form in the enclosed envelope as promptly as possible, but in no event later than _______________, 1999, in order to ensure the direction of your vote.

     Please direct your vote by marking where indicated below for the following proposal:


  1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Reorganization, dated as of April 28, 1999, as amended and restated as of May 27, 1999, by and among AmeriSource Health Corporation, Hawk Acquisition Corp., the Corporation and a Person to be designated Escrow Agent, and the merger of Hawk Acquisition Corp. into the Corporation.


                     _____           _____           _____
                      YES              NO           ABSTAIN

  2. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.


Date:__________________________                 ________________________________
                                                Participant Signature